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                                                                    EXHIBIT 11.1

                           BURLINGTON RESOURCES INC.

                           EARNINGS (LOSS) PER SHARE

                                                       YEAR ENDED DECEMBER 31,
                                    -------------------------------------------------------------
                                           1995                  1994                 1993
                                    -------------------   ------------------   ------------------
                                      LOSS      SHARES    EARNINGS   SHARES    EARNINGS   SHARES
                                    ---------   -------   --------   -------   --------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Primary earnings (loss) per common
  share
  Net earnings (loss) available
     for common stock and weighted
     average common shares
     outstanding..................  $(279,645)  126,553   $154,246   128,406   $256,312   129,746
  Stock options assumed exercised-
     net..........................         --       482         --       628         --     1,036
                                    ---------   -------   --------   -------   --------   -------
  Total net earnings (loss) and
     primary common shares........  $(279,645)  127,035   $154,246   129,034   $256,312   130,782
                                    =========   =======   ========   =======   ========   =======
  Primary earnings (loss) per
     common share.................  $   (2.20)            $   1.20             $   1.96
                                    =========             ========             ========
Fully diluted earnings (loss) per
  common share
  Net earnings (loss) available
     for common stock and weighted
     average common shares
     outstanding..................  $(279,645)  126,553   $154,246   128,406   $256,312   129,746
  Stock options assumed exercised-
     net..........................         --       551         --       628         --     1,036
                                    ---------   -------   --------   -------   --------   -------
  Total net earnings (loss) and
     fully diluted common
     shares.......................  $(279,645)  127,104   $154,246   129,034   $256,312   130,782
                                    =========   =======   ========   =======   ========   =======
  Fully diluted earnings (loss)
     per common share.............  $   (2.20)            $   1.20             $   1.96
                                    =========             ========             ========